EXHIBIT 21

                         JEFFERSON-PILOT CORPORATION

As of December 31, 1997

Jefferson-Pilot Corporation (North Carolina corp.)

   Alexander Hamilton Life Insurance Company of America (Michigan corp.)
        AH (Michigan) Life Insurance Company (Michigan corp.)
        First Alexander Hamilton Life Insurance Company (New York corp.)

   Chubb Life Insurance Company of America (New Hampshire corp.)
     (name being changed effective May 1, 1998 to Jefferson Pilot Financial Insurance Company)
        Chubb Colonial Life Insurance Company (New Jersey corp.)
          (name being changed effective May 1, 1998 to Jefferson Pilot LifeAmerica Insurance Company)
        Chubb Sovereign Life Insurance Company (New Hampshire corp.) Chubb America Service Corporation (New Hampshire corp.)

   GARCO Capital Corp. (Delaware corp.)
        HARCO Capital Corp. (Delaware corp.)
             Omega Jefferson Pilot Seguros de Vida S.A. (Argentina corp.)(2) Jefferson Pilot Omega Seguros de Vida S.A. (Uruguay corp.)

   Hampshire Funding Inc. (New Hampshire corp.)

   JP Investment Management Company (North Carolina corp.)

   Jefferson-Pilot Capital Trust A (Delaware business trust)

   Jefferson-Pilot Capital Trust B (Delaware business trust)

   Jefferson-Pilot Communications Company (North Carolina corp.)
        Jefferson-Pilot Communications Company of California (North
          Carolina corp.)
        San Diego Broadcasting Corporation (California corp.)
        Jefferson-Pilot Communications Company of Virginia
          (Virginia corp.)
        Jefferson-Pilot Sports, Inc. (North Carolina corp.)
        WCSC, Inc. (South Carolina corp.)
             Tall Tower, Inc. (South Carolina corp.)

   Jefferson-Pilot Health Care Delivery Systems, Inc. (North Carolina
     corp.)
        Community Choice of North Carolina, Inc. (North Carolina corp.)

   Jefferson Pilot Investment Advisory Corporation (Tennessee corp.)

   Jefferson-Pilot Investments, Inc. (North Carolina corp.)

   Jefferson Pilot Variable Corporation (North Carolina corp.)

   Jefferson-Pilot Life Insurance Company (North Carolina corp.)
        Jefferson Standard Life Insurance Company (North Carolina corp.)

   Jefferson-Pilot Property Insurance Company (North Carolina corp.)

   Jefferson Pilot Securities Corporation (New Hampshire corp.)

___________

Notes:

(1) Each indentation reflects another tier of ownership. All entities more than 50% owned are listed.
(2) The immediate parent owns 100% of the voting securities of each entity except that HARCO owns 70% of Omega.
(3) Several subsidiaries that in the aggregate are insignificant have been omitted.